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                                                                   EXHIBIT 24.2A


     I, the undersigned, SUZANNE H. COSTIN, Assistant Secretary of THE WILLIAMS COMPANIES, INC., a Delaware company (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on November 16, 2000, at which a quorum of said Board was present and acting throughout, the following resolution was duly adopted:

          WHEREAS, the Board of Directors of the Company has previously authorized the registration and offering of one or more series of debt securities, preferred stock, equity hybrid securities and other securities convertible into equity securities of the Company;

          WHEREAS, the Board of Directors wishes to expand the authority previously granted to include shares of Common Stock of the Company;

          NOW, THEREFORE, BE IT:

          RESOLVED that the resolutions of the Board of Directors adopted on July 26, 1998, July 25, 1999, and January 23, 2000, each authorizing the Company to register and issue up to one billion dollars of debt securities, preferred stock, equity hybrid securities, and other securities convertible into equity securities of the Company, be, and each of them hereby is, amended to include, in addition to the authority previously granted, authority to register and issue shares of Common Stock of the Company and that such resolutions shall otherwise remain in full force and effect;

          RESOLVED that the Board of Directors of the Company hereby deems it advisable and in the best interests of the Company for the Company to issue shares (the "Shares") of Common Stock of the Company and that the Chairman of the Board shall have authority to determine the number of Shares to be issued, such shares to have a market price not to exceed One Billion Seven Hundred and Seventy Five Million Dollars at the time of issuance to the public;

          RESOLVED that the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Company (the "Designated Officers") be, and each hereby is, authorized to take such action, for and on behalf of the Company, as may be necessary or desirable to effect the intent of the foregoing resolution, including, without limitation, filing a post-effective amendment with the Securities and Exchange Commission to amend the Company's Registration Statement on Form S-3 (File Number 333-39800) to include the additional types of securities authorized herein.

          RESOLVED that the Designated Officers be, and each hereby is, are hereby authorized, empowered and directed, for and on behalf of the Company, to


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     prepare or cause to be prepared and to execute and file with the Commission one or more prospectuses and one or more supplementary prospectuses (the "Prospectuses") in connection with offerings or sales of the Shares registered under the Shelf Registration Statement (the "Offerings"); and

          RESOLVED that the Designated Officers be, and each hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Commission pursuant to the Securities Act and the Rules and Regulations, any and all necessary pre-effective and post-effective amendments to the Shelf Registration Statement, or supplements to the Prospectuses and any and all exhibits and documents relating thereto, as such officers executing the same shall approve, such approval for and in the name of the Company to be conclusively evidenced by their signature thereto, and to take all such further action as may, in the judgment of such officers, be necessary, appropriate or desirable to secure and thereafter to maintain the effectiveness of the Shelf Registration Statement; and

          RESOLVED that each officer or director of the Company who may be required to execute the Shelf Registration Statement or any amendment or amendments thereto to be filed with the Commission, is hereby authorized and empowered to execute a power of attorney appointing William G. von Glahn, Shawna L. Gehres, and Suzanne H. Costin, and each of them, severally, his true and lawful attorney or attorney-in-fact and agent or agents with the power to act, with or without the other, with full power of substitution and resubstitution, for him and in his name, place or stead, in his capacity as a director or officer or both, as the case may be, of the Company, to sign the Shelf Registration Statement and any and all amendments thereto and all documents or instruments necessary, appropriate or desirable to enable the Company to comply with the Securities Act, other federal and state securities laws and other applicable United States and other laws in connection with the Offerings, and to file the same with the Commission with full power and authority to each of said attorneys-in-fact to do and to perform in the name and on behalf of each such officer or director, or both, as the case may be, every act whatsoever necessary or appropriate, as fully and for all intents and purposes as such officer or director, or both, as the case may be, might or could do in person; and

          RESOLVED that William G. von Glahn of the Company, is hereby designated, for and on behalf of the Company, the Agent for Service to be named in the Shelf Registration Statement and in any and all amendments thereto to be executed and filed with the Commission and is hereby authorized and empowered to receive notices and communications with respect to the registration under the Securities Act of the Shares and with respect to the Offerings, with all powers consequent upon such designation under the Rules and Regulations; and

          RESOLVED that the Designated Officers be, and each of them hereby is, authorized, for and on behalf of the Company, to take any and all such actions

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     that, in the judgment of the officer taking such action are necessary or appropriate to effectuate, carry out and consummate fully the Offerings in accordance with the terms and procedures set forth in the Shelf Registration Statement or as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the respective rules and regulations thereunder; and

          RESOLVED that the Designated Officers be, and each of them hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared and to execute, verify and file such other applications, declarations, powers or other instruments, and any amendment or amendments thereto, together with any and all exhibits and instruments relating thereto, that in the judgment of the officer taking such action, are necessary or appropriate to obtain any order or orders, approval or approvals, certificate or certificates of approval of the Commission or any other regulatory authority that may have jurisdiction in the premises and in connection with any of the matters aforesaid; and

          RESOLVED that the execution by any of said Designated Officers of any document authorized by the foregoing resolutions or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Company, without the necessity of the signature or attestation of any other corporate officer of the Company or the affixing of the corporate seal; and

          RESOLVED that the Designated Officers be, and each of them hereby is, authorized, for and on behalf of the Company, to file with the New York Stock Exchange ("NYSE") an application to effect the listing upon the NYSE of the Shares (the "Listing Application") and admission to trading of the Shares on the NYSE and that such officers be, and each of them hereby is, authorized, empowered and directed to take all action, and file with the NYSE all such documents as such officer may deem necessary or appropriate in order to accomplish such listing and admission to trading and to cause the Company to pay filing, listing and application fees associated therewith; such judgment to be conclusively evidenced by such officer's acting thereon or execution thereof; and

          RESOLVED that the Designated Officers be, and each of them hereby is, authorized, for and on behalf of the Company, to do and perform all such acts and things and to enter into, execute and file all such documents, that in the judgment of the officer taking such action, are necessary or appropriate to effectuate the listing of the Shares on the NYSE, such judgment to be conclusively evidenced by such officer's acting thereon; and

          RESOLVED that the Designated Officers be, and each hereby is, authorized, by and on behalf of the Company and in its name, to take, or cause to be taken, any and all such actions (including, without limitation, the execution and delivery of notices, certificates and other instruments) as such officer(s) may deem

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     necessary, appropriate or convenient to carry out the foregoing resolutions and consummate the transactions contemplated thereby; and

          RESOLVED that all acts, transactions, or agreements undertaken prior to the adoption of these Resolutions by any of the officers or representatives of the Company in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted.

                  I further certify that the foregoing resolutions have not been modified, revoked, or rescinded and are in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of THE WILLIAMS COMPANIES, INC., this ____ day of November, 2000.



                                                  /s/ SUZANNE H. COSTIN
                                                  ------------------------------
                                                         Suzanne H. Costin
                                                        Assistant Secretary


(CORPORATE SEAL)